Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-215122) on Form S-1 of Spring Bank Pharmaceuticals, Inc. of our report dated February 14, 2017, relating to the consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Spring Bank Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

Boston, Massachusetts

June 1, 2017